Exhibit 10.10
                               Employment Agreement
                                with Susan E. Baham

                               EMPLOYMENT AGREEMENT


       THIS AGREEMENT entered into on the 1st day of October, 1993 and amended on this 27th day of September, 1996, by and between FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHARLESTON, (the "Association"), FIRST FINANCIAL HOLDINGS, INC. (the "Holding Company") and SUSAN E. BAHAM (the "Employee").

       WHEREAS, the Employee has heretofore been employed by the Association as Senior Vice President and Chief Financial Officer and is experienced in all phases of the business of the Association; and

       WHEREAS, the parties desire by this writing to set forth the continued employment relationship of the Association and the Employee;

       NOW THEREFORE, it is AGREED as follows:

       1. Employment. The Employee is employed as the Senior Vice President and Chief Financial Officer of the Association. The Employee shall render administrative and management services to the Association such as are customarily performed by persons situated in a similar executive capacity. She shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Association. The Employee's other duties shall be such as the Board of Directors may from time to time reasonably direct, including normal duties as an officer of the Association.

       2. Base Compensation. The Association agrees to pay the Employee during the term of this Agreement a salary at the rate of $88,440 per annum, payable in cash not less frequently than monthly. Such rate of salary, or increased rate of salary, if any, as the case may be, shall be reviewed by the Board of Directors of the Association no less often than annually.

       3. Discretionary Bonuses. The Employee shall be entitled to participate in an equitable manner with all other key management personnel of the Association in discretionary bonuses authorized and declared by the Board of Directors of the Association to its key management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses when and as declared by the Board of Directors. Any such bonus shall take into account the Association's current financial condition, operations, and the Board of Directors' evaluation of the performance of the Employee.

       4. (a) Participation in Retirement and Medical Plans. The Employee shall be entitled to participate in any plan of the Association relating to pension, profit-sharing, or other retirement benefits and medical coverage or reimbursement plans that the Association may adopt for the benefit of its employees.

           (b) Employee Benefits; Expenses. The Employee shall be eligible to participate in any fringe benefits that may be or become applicable to the Association's executive employees, including participation in a stock option or incentive plan adopted by the Board of Directors, and any other benefits that are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Association shall reimburse Employee for all out-of-pocket expenses that Employee shall incur in connection with his services for the Association.

       5.  Term.    The initial term of employment under this Agreement
  commenced October 1, 1993 for a one year period. As of the date of this amendment hereto, the Employee's period of employment under this Agreement has
  been extended by the Board of Directors through September 30, 1996.   The said
  36-month period of employment may be extended for an additional 12 full calendar months by action of the Board of Directors at the September, 1997 meeting of the Board of Directors and at each succeeding September meeting of the Board of Directors.

       6. Loyalty; Noncompetition. (a) The Employee shall devote her full time and best efforts to the performance of her employment under this Agreement. During the term of this Agreement, the Employee shall not, at any time or place, either directly or indirectly, engage in any business or activity in competition with the business affairs or interests of the Association or be a director, officer or employee of or consultant to any bank, savings and loan association, credit union or similar thrift, savings bank or institution.

           (b) Upon termination of this Agreement for any reason other than the reasons set forth in paragraph 9 of this Agreement, for a period of three (3) years from the termination of this Agreement, the employee shall not at any time or place, either directly or indirectly, engage in any business or activity in competition with the business affairs or interests of the Association or be a director, officer or employee of or consultant to any bank, savings and loan association, credit union or similar thrift, savings bank or institution in an area within a fifty (50) mile radius of any office of any subsidiary or affiliate of the Holding Company.

           (c) During the term of this Agreement, nothing in the foregoing subparagraphs in paragraph 6 shall apply to subsidiaries and affiliates of the Holding Company or shall be determined to prevent or limit the right of Employee to invest in the capital stock or other securities of any business dissimilar from that of employer or solely as a passive investor in any business.

           (d) Directly or indirectly engaging in any business or activity in competition with the business affairs or interests of the Association shall include engaging in business as owner, partner, agent or employee of any person, firm or corporation engaged in such business individually or as beneficiary by interest in any partnership, corporation or other business entity or in being interested directly or indirectly in any such business conducted by any person, firm or corporation.

           (e) In the event of violation by Employee of this agreement for loyalty and noncompetition, the Employee will be subject to damages and because of the relationship of employer and employee, it is hereby agreed injunctive relief is necessary for employer to enforce these provisions of the agreement to protect its business and good will.

       7. Standards. The Employee shall perform her duties under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Boards of Directors of the Association and the Holding Company and its subsidiaries.

       8. Vacation and Sick Leave. At such reasonable times as the Board of Directors of the Association shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent herself voluntarily from the performance of her employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

           (a) The Employee shall be entitled to any annual vacation in accordance with the policies as periodically established by the Board of Directors for senior management officials of the Association, which shall in no event be less than the current policies of the Association.

           (b) The timing of vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled to receive any additional compensation from the Association on account of her failure to take a vacation; nor shall he be entitled to accumulate unused vacation from one fiscal year to the next except to the extent authorized by the Board of Directors for senior management officials of the Association.

           (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent herself voluntarily from the performance of her employment with the Association for such additional period of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board in its discretion may determine.

           (d) In addition, the Employee shall be entitled to an annual sick leave as established by the Board of Directors for senior management officials of the Association. In the event any sick leave time shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Board of Directors. Upon termination of her employment, the Employee shall not be entitled to receive any additional compensation from the Association for unused sick leave.

       9.  Termination and Termination Pay.

           This Agreement shall be terminated upon the following occurrences:

           (a) The death of the Employee during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which her death shall have occurred.

           (b) This Agreement may be terminated at any time by a decision of the Board of Directors of the Association for conduct not constituting termination for "Just Cause," or by the Employee upon sixty (60) days written notice to the Association, as the case may be. In the event this Agreement is terminated by the Board of Directors without Just Cause, the Association shall be obligated to continue to pay the Employee her salary up to the date of termination of the term (including any renewal term) of this Agreement. In the event this Agreement is terminated by the Employee, the compensation and benefits will be terminated upon the effective date of the employment termination or as may otherwise be determined by the Board of Directors.

           (c) The Association reserves the right to terminate this Agreement at any time for Just Cause. Termination for "Just Cause" shall mean termination for personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than a law, rule or regulation relating to a traffic violation or similar offense), final cease-and-desist order, termination under the provisions of subparagraphs (d) and (e) below, or material breach of any provision of this Agreement. Subject to the provisions of paragraph 12 hereof, in the event this Agreement is terminated for Just Cause, the Association shall only be obligated to continue to pay the Employee her salary up to the date of termination.

           (d) (i) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(3) and (g)(1)), the Association's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (a) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (b) reinstate (in whole or in part) any of its obligations that were suspended.

           (ii) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(4) or
  (g)(1)), all obligations of the Association under the Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

           (e) If the Association is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

           (f)  All obligations under this Agreement may be terminated:  (i) by the Director of the Office of Thrift Supervision (the "Director") or his or
  her designee at the time the Federal Deposit Insurance Corporation or the
  Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c)
  of the FDIA or (ii) by the Director, or his or her designee at the time the
  Director or such designee approves a supervisory merger to resolve problems
  related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition.  Any rights of the parties that have already vested, however, shall not be affected by such action.

           (g) If, after a "Change of Control" (as hereinafter defined) of the Association or the Holding Company, the Association shall terminate the employment of the Employee during the period of employment under this Agreement for any reason other than Just Cause, as defined in paragraph 9(c), or otherwise change the present capacity or circumstances in which the Employee is employed as set forth in paragraph 1 of this Agreement, or cause a reduction in the Employee's responsibilities or authority or compensation or other benefits provided under this Agreement without the Employee's written consent, then the Association shall pay to the Employee and provide the Employee, or to his beneficiaries, dependents and estate, as the case may be, with the following:

                (i) The Association shall promptly pay to the Employee an amount equal to the product of 2.99 times the Employee's "base amount" as defined in
  Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended.

                (ii) During the period of 36 calendar months beginning with the event of termination, the Employee, her dependents, beneficiaries and estate shall continue to be covered under all employee benefit plans of the Association, including without limitation the Association's pension plan, life insurance and health insurance as if the Employee was still employed during such period under this Agreement.

                (iii) If and to the extent that benefits or service credit for benefits provided by paragraph 9(g)(ii) shall not be payable or provided under any such plans to the Employee, her dependents, beneficiaries and estate, by reason of her no longer being an employee of the Association as a result of termination of employment, the Association shall itself pay or provide for payment of such benefits and service credit for benefits to the Employee, her dependents, beneficiaries and estate. Any such payment relating to retirement shall commence on a date selected by the Employee which must be a date on which payments under the Association's qualified pension plan or successor plan may commence.

                (iv)     If the Employee elects to have benefits commence prior
  to the normal retirement age under the qualified pension plan or any successor plan maintained by the Association and thereby incurs an actuarial reduction in his monthly benefits under such plan, the Association shall itself pay or
  provide for payment to the Employee of the difference between the amount that would have been paid if the benefits commenced at normal retirement age and the actuarially reduced amount paid upon the early commencement of benefits.

                (v) The Association shall pay all legal fees and expenses which the Employee may incur as a result of the Association's contesting the validity or enforceability of this Agreement that results in a legal judgement in her favor or legal settlement and the Employee shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred basis points to the six month Treasury Bill rate.

                (vi) The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise nor shall any amounts received from other employment or otherwise by the Employee offset in any manner the obligations of the Association hereunder.

       10.    Change of Control.      A "Change of Control" shall be deemed to
  have occurred, if:

              (i) Any person becomes the beneficial owner, directly or indirectly, of 25% or more of the outstanding shares of any class of voting stock issued by the Association or the Holding Company;

              (ii) Any person becomes the beneficial owner, directly or indirectly, of 10% or more, but less than 25%, of the outstanding shares of any class of voting stock issued by the Association or the Holding Company, if the Board of Directors of the Association or the Holding Company, or the Office of Thrift Supervision ("OTS"), or other appropriate regulatory authority, has made a determination that such beneficial ownership constitutes or will constitute control of the Association or the Holding Company;

              (iii) Any person (other than the persons named as proxies solicited on behalf of the Board of Directors of the Association or the Holding Company) holds revocable or irrevocable proxies as to the election or removal of two or more directors of the Association or the Holding Company, or for 25% or more of the total number of voting shares of the Association or the Holding Company;

              (iv) The OTS or other appropriate regulatory authority has given the required approval of non-objection to the acquisition or control of the Association or the Holding Company by any person;

               (v) Any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25% or more of the total number of voting shares of the Association or the Holding Company, whether or not the required approval or non-objection for such acquisition has been received from the OTS, or other appropriate regulatory authority, if the Association's or the Holding Company's Board of Directors has made a determination that such action constitutes or will constitute a Change in Control; or

              (vi) During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Association's or the Holding Company's Board of Directors cease for any reason to constitute at least a majority of the Board, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

        11. Disability. If the Employee shall become disabled or incapacitated to the extent that she is unable to perform the duties of Senior Vice President and Chief Financial Officer, she shall be eligible to participate in the Association's long-term disability plan as established by the Board of Directors for employees and management personnel, or any other disability plan which may be established by the Board of Directors for management personnel. Upon returning to active full-time employment, the Employee's full compensation as set forth in the paragraphs of this Agreement entitled "Compensation" and "Discretionary Bonuses" shall be reinstated. In the event that said Employee returns to active employment on other than a full-time basis, then her compensation (as set forth in the paragraph of this Agreement entitled "Compensation") shall be reduced in proportion to the time spent in said employment. However, if she is again unable to perform the duties of Senior Vice President and Chief Financial Officer hereunder due to illness or other incapacity, she must have been engaged in active full-time employment for at least twelve (12) consecutive months immediately prior to such later absence or inability in order to qualify for the full or partial continuance of her salary under the paragraph entitled "Disability."

        12. Expenses to Enforce Agreement. In the event any dispute shall arise between the Employee and the Association or the Holding Company as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action taken by Employee in defending against any action taken by the Association or the Holding Company, the prevailing party shall be reimbursed for all costs and expenses, including reasonable attorney's fees, arising from such dispute, proceedings or actions. Such reimbursement shall be paid within 10 days of the furnishing to the non-prevailing party of written evidence, which may be in the form of a cancelled check or receipt, among other things, of any costs or expenses incurred by the prevailing party. Any such request for reimbursement shall be made no more frequently than at 60-day intervals.

        13. Successor and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Association and the Holding Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Association.

              (b) Since the Association is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating her rights or duties hereunder without first obtaining the written consent of the Association.

        14. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by the parties hereto, except as herein otherwise provided.

        15. Applicable Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of South Carolina, except to the extent that Federal law shall be deemed to apply. This Agreement is intended to comply with the requirements of 12 CFR Section 563.39 and to the extent it conflicts with the provisions of that Section, Section 563.39 shall control. Any payments made to the employee pursuant to this Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

        16.   Severability.     The provisions of this Agreement shall be deemed
  severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.


        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

                                            FIRST FEDERAL SAVINGS AND LOAN
                                             ASSOCIATION OF CHARLESTON

   ATTEST:
   /s/ Phyllis B. Ainsworth                  BY /s/ D. Van Smith
   Phyllis B. Ainsworth                      D. Van Smith
                                             Chairman of the Board


   ATTEST:                                   FIRST FINANCIAL HOLDINGS, INC.

   /S/ Phyllis B. Ainsworth                  BY /s/ D. Van Smith
   Phyllis B. Ainsworth                      D. Van Smith
                                             Chairman of the Board

   /s/Rebecca F. DuBose                      /s/ Susan E. Baham
   Witness                                   Susan E. Baham